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                                                                   EXHIBIT 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated July 24, 1998 relating to the financial statements of Ivey Mechnical Company, which appears in the Building One Services Corporation's Current Report on Form 8-K filed August 9, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Davenport, Holliday and Spring

Davenport, Holliday and Spring
Ridgeland, Mississippi
December 23, 1999